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                                                                   EXHIBIT 10.11

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED IS OMITTED AND IS NOTED WITH **. A COPY OF THIS AGREEMENT, INCLUDING ALL INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                       CAPITAL ONE PROJECT AGREEMENT THREE

         THIS PROJECT AGREEMENT THREE ("PROJECT AGREEMENT THREE") is entered into as of November 22, 2002 among Equifax Consumer Services, Inc., a Georgia corporation ("EQUIFAX"), Intersections Inc., a Delaware corporation and CreditComm Services LLC, a Delaware limited liability company, pursuant to Addendum Number Three to the November 27, 2001 Master Agreement for Marketing, Operational and Cooperative Services among the aforesaid parties. Intersections Inc. and CreditComm Services LLC are collectively referred to herein as "INTERSECTIONS" and shall be jointly and severally responsible for all obligations of Intersections hereunder. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement or Addendum Number Three, as applicable.

1. Services. The parties shall provide the Equifax Products as defined in Exhibit E ("PROGRAM ORDER THREE") to that certain Marketing and Services Agreement dated as of May 31, 2002, by and between Equifax on the one hand, and, on the other hand, Capital One Bank, Capital One, F.S.B. and Capital One Services, Inc., (collectively, "CAPITAL ONE") (the "CUSTOMER AGREEMENT"), a copy of which is attached hereto as Annex A, as follows: Intersections shall perform the following operational obligations of Equifax under Program Order Three in compliance with the applicable terms and conditions of the Customer Agreement:

         (a) Provide an Equifax credit profile (offered online or offline), semi-annual credit updates (offered online or offline), access to Credit Education Specialists, ability to file a dispute with Equifax (both online or through Credit Education Specialists) and certain tools available only online; or

         (b) Provide an Equifax credit profile (offered online or offline), quarterly credit updates (offered online or offline), access to Credit Education Specialists, ability to file a dispute with Equifax (both online or through Credit Education Specialists) and certain tools available only online

 Intersections shall act hereunder as a subcontractor, and not an agent, partner or co-venturer of Equifax, and shall have no authority to modify the Customer Agreement or Program Order Three, waive any right of Equifax thereunder, or otherwise bind Equifax in any manner. Without limiting the generality of the foregoing, Intersections shall not, without the prior written approval of Equifax, (a) amend Program Order Three; (b) approve additional Program Orders pursuant to Section 1.2 of the Customer Agreement; (c) approve marketing collateral pursuant to Section 1.3 of the Customer Agreement; or (d) issue any approvals or otherwise take discretionary action

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under Program Order Three. Intersections shall keep Equifax informed of the progress of the work performed hereunder.

Equifax shall not modify the Customer Agreement or Program Order Three, waive any right applicable to Intersections thereunder, or otherwise bind (except as set forth herein) Intersections in any manner, without the prior approval of Intersections. Without limiting the generality of the foregoing, Equifax shall not, without the prior written approval of Intersections, (a) amend Program Order Three; (b) approve additional Program Orders pursuant to Section 1.2 of the Customer Agreement if Intersections is to be the Equifax Vendor; (c) approve marketing collateral in connection with this Project Agreement Three; or (d) issue any approvals or otherwise take discretionary action under Program Order Three.

An e-mail message from a party's authorized representative shall be sufficient written approval for purposes of routine modifications to, or approvals of marketing collateral or fulfillment materials under, Program Order Three.

2. Marks; Ownership. Capital One will own all Program Marks, as defined in the Customer Agreement, and Section 12.2 of the Master Agreement will not apply to this Project Agreement Three. The Program Marks are licensed to the parties hereto as provided in the Customer Agreement. There shall be no licenses of Marks among the parties hereto pursuant to this Project Agreement Three. Equifax sublicenses or otherwise grants to Intersections all rights granted to it by Capital One solely to the extent necessary for Intersections to perform its obligations under this Agreement. Equifax represents and warrants to Intersections that it has the right and authority to grant Intersections those sublicenses and other rights.

3. User Information. Intersections agrees to comply in all respects with the Customer Agreement provisions regarding Customer Data and Customer Information, as defined in the Customer Agreement. Purchasers of the Equifax Products pursuant to the Customer Agreement shall be deemed to be Users for all purposes under the Master Agreement. As between the parties hereto, all User Information that the parties are permitted to retain shall be owned by Intersections. Neither party shall be deemed to "own" a customer relationship with any User.

4. Privacy Policies. The privacy policies of Equifax and Intersections shall apply as appropriate.

5. Performance Standards. Each party shall perform their respective obligations hereunder in accordance with the applicable requirements set forth in the Customer Agreement.

6. Term and Termination. The term of this Project Agreement Three shall be coextensive with the term of Program Order Three. If the Master Agreement is terminated or expires while Program Order Three remains in effect, the Master Agreement and this Project Agreement Three shall nonetheless be deemed to remain in full force and effect until the expiration or termination of Program Order Three.

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7.       Revenue. The gross fees payable by Capital One pursuant to Program
Order Three, before Commissions, shall be allocated and paid between the parties hereto as follows: **___% to Intersections and **___% to Equifax. The costs of commissions and fulfillment of this program will be born by Intersections. These fees shall be the sole amounts to which the parties are entitled with respect to their performance under this Project Agreement Three and neither party shall look to the other for any additional amounts.

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** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized representatives.

EQUIFAX CONSUMER SERVICES INC                INTERSECTION INC.

By:_______________________________           By:_______________________________

Name:_____________________________           Name:_____________________________

Title:____________________________           Title:____________________________

                                             CREDITCOMM SERVICES, LLC.

                                             By:_______________________________

                                             Name:_____________________________

                                             Title:____________________________

               [CAPITAL ONE'S PROGRAM ORDER THREE TO BE ATTACHED]

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